AMENDMENT NO. 1 TO
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14 (c)
of the Securities Exchange Act of 1934 (Amendment No.)
Check the appropriate box:

☒	Preliminary Information Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☐	Definitive Information Statement

GREEN ENERGY LIVE, INC.
 (Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No:

3)	Filing Party:

4)	Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

GREEN ENERGY LIVE, INC.
1740 44th Street, Suite 5-230
Wyoming, MI

(Preliminary)
June 9 , 2010

Copies to:

Gregg E. Jaclin, Esq.
Christine Melilli, CPA, Esq.
Anslow + Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726
(732) 409-1212

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $0.0001 per share (the “Common Stock”), of Green Energy Live, Inc., a Nevada Corporation (the “Company”), to notify such Stockholders of the following:

(1)
On or about April 22, 2010, the Company received written consents in lieu of a meeting of Stockholders from Shareholders owning a majority of the issued and outstanding shares of the Company authorizing the Board to amend our Articles of Incorporation in the State of Nevada to increase the maximum number of shares of stock that the Company shall be authorized to have outstanding at any time to Three billion (3,000,000,000) shares of common stock at par value of $0.0001.

(2)
On or about April 22, 2010, the Company received written consents in lieu of a meeting of Stockholders from the Shareholders owning a majority of the issued and outstanding shares of the Company authorizing the Board to amend our Articles of Incorporation in the State of Nevada to increase the maximum number of shares of stock that the Company shall be authorized to have outstanding at any time to Twenty million (20,000,000) shares of blank check preferred stock at par value of  $0.0001 and may, at its sole discretion, in sequential series each designating the preference of such series and may designate from the series of preferred stock one or multiple shares with super voting rights to be held by one or more individuals or entities for the sole purpose of control.

(3)
On or about April 22, 2010, the Company received written consents in lieu of a meeting of Stockholders from Shareholders owning a majority of the issued and outstanding shares of the Company authorizing the Board to amend our Bylaws of the Corporation to issue all or any of the shares from the authorized number of preferred stock of the Company shares in sequential series. Each series shall have a designation with the preferences, designations, participations, and type of voting powers. The Board, in its sole discretion and without further approval of the shareholders of the Company, may designate a series of shares from the authorized number of preferred stock of the corporation, to be designated as super voting shares with an aggregate voting power at all times equal to 151% of any then issued and outstanding shares of common stock, for the purposes of control.

On April 22, 2010, the Board approved the increase in our authorized shares, the designation of super voting rights with respect to the preferred stock, and the power to issue all or any of the shares form the authorized number of preferred stock of the company shares in sequential series. Accordingly, your consent is not required and is not being solicited in connection with the approval of the actions.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

The entire cost of furnishing this Information Statement will be borne by the Company.  The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.  The Board has fixed the close of business on April 22, 2010, as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

Each share of our common stock entitles its holder to one vote on each matter submitted to the stockholders.   However, because the stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing actions by resolution; and having sufficient voting power to approve such proposals through their ownership of the capital stock, no other consents will be solicited in connection with this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the forgoing action will not become effective until at least 20 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about May 24, 2010 to all Stockholders of record as of the Record Date.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”).  Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, N.E., Washington, DC 20549.  Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates.  The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1.	Annual Report on Form 10-K for the year ended December 31, 2010;
2.	Quarterly Report on Form 10-Q for the quarter ended September 30, 2009;
3.	Quarterly Report on Form 10-Q for the quarter ended June 30, 2009; and
4.	Quarterly Report on Form 10-Q for the quarter ended March 31, 2009

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q AND HOUSEHOLDING

A copy of the Company’s Annual Report on Form 10-K, as well as, Forms 10-Q, as filed with the SEC are available upon written request and without charge to shareholders by writing to the Company c/o, Chief Financial Officer, 1740 44th Street, Suite 5-230, Wyoming, MI 49519 or by calling telephone number (866) 460-7336.

In certain cases, only one Annual Report and Quarterly Report(s) may be delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders at that address. The Company will undertake to deliver promptly upon written or oral request a separate copy of the Annual Report or Quarterly Report(s), as applicable, to a stockholder at a shared address to which a single copy of such documents was delivered. Such request should also be directed to Chief Financial Officer, Green Energy Live, Inc. at the address or telephone number indicated in the previous paragraph. In addition, shareholders sharing an address can request delivery of a single copy of Annual Reports or Quarterly Reports if they are receiving multiple copies of Annual Reports or Quarterly Reports by directing such request to the same mailing address.

All Annual Reports and Quarterly Reports are filed with the Commission and are of public record. Such information can be accessed at www.sec.gov.

OUTSTANDING VOTING SECURITIES

As of April 22, 2010, the Company had 983,276,829 shares of Common Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval.  On April 22, 2010, the holders of the majority of the issued and outstanding shares of the Company held 495,206,481 shares (or approximately 50.36% of the 983,276,829 shares of Common Stock then outstanding, each with 1 vote) executed and delivered to the Company a written consent approving the actions set forth herein.  Since the action has been approved by the holders of the majority of the issued and outstanding shares of the Company, no proxies are being solicited with this Information Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information table sets forth certain information regarding the Company’s common stock owned on April 22, 2010, by (i) each who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Name of Beneficial Owner	Number of Common Shares Owned	Percent of Class Before Offering(1)
Tyberius LLC	98,370,000	12.78%
Green Energy Live, Inc	116,641,791	11.86%
Tech Development	57,000,000	5.8%
Tech Development	53,370,000	5.43%
Michele McDonald	45,000,000	4.85%
Dean Cagle	37,500,000	3.81%
The Good One, Inc.	22,684,690	2.31%
William T. McFarland	18,140,000	1.84%
Karen Clark	18,000,000	1.83%
Bob Rosen	16,500,000	1.68%
Keith Field	12,000,000	1.22%
Ronda L. Cagle	100,000	0.1%
Colt Cagle	100,000	0.1%
Caitlyn Cagle	100,000	0.1%
Douglas Gayle Jones	100,000	0.1%

DISSENTER’S RIGHTS OF APPRAISAL

Section 78.3793 of Nevada Revised Statue (“NRS”) which provides dissenting shareholders with rights to obtain payment of the fair value of his/her shares in the case of control share acquisition is not applicable to the matters disclosed in this Information Statement.  Accordingly, dissenting shareholders will not have rights to appraisal in connection with the amendment to the Articles of Incorporation discussed in this Information Statement.

AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

The Company's Articles of Incorporation, as amended (the "Articles of Incorporation") authorizes the maximum number of shares outstanding at any time shall be one billion five hundred million (1,500,000,000) shares of common stock with no preemptive rights, $0.0001 par value.  On April 22, 2010, the Board approved an amendment to the Articles of Incorporation to authorize Three billion (3,000,000,000) shares of common stock.  Each share of common stock is entitled to one vote.  The Board is authorized to fix the number of shares of and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon the common stock or preferred stock.  These additional shares of common stock will have the same rights, privileges, preferences and restrictions as the Company’s shares of common stock which are currently authorized.  On April 22, 2010, the Majority Stockholders approved the amendment by written consent.

The general purpose and effect of the amendment to the Company's Articles of Incorporation is to authorize one billion five hundred million (1,500,000,000) additional shares of common stock.  Such increase is not attributable to a specific transaction, or anticipated transaction. As such, no consideration has been received or is to be received by the Company for a transaction underlying the increase in common stock and “blank check” preferred stock. The reason for the increase is to be able to use the additional common and preferred shares as a tool to attract companies to engage in mergers and acquisitions with the Company. The general effect upon the rights of the existing security holders as a result of the increase in common stock and “blank check” preferred stock is an overall dilution of the Company’s stock and the inherent affects that increasing the Company’s outstanding common stock and preferred “blank check” shares has on a shareholder such as the potential for an increase in the likelihood of a shareholder’s inability to sell their stock. If the Board deems it to be in the best interests of the Company and the stockholders of the Company to issue additional shares of common stock in the future from authorized shares, the Board generally will not seek further authorization by vote of the Stockholders, unless such authorization is otherwise required by law or regulations.

AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF PREFERRED STOCK IN SEQUENTIAL SERIES AND THE ABILITY OF THE BOARD TO DESIGNATE SUPER VOTING RIGHTS WITH RESPECT TO THE PREFERRED STOCK SERIES

The Company's Articles of Incorporation, as amended (the "Articles of Incorporation") authorizes the maximum number of shares outstanding at any time shall be fifteen million (15,000,000) shares of preferred stock, $0.001 par value.  On April 22, 2010,  the Board approved an amendment to the Articles of Incorporation to authorize twenty million (20,000,000) shares of preferred stock and its ability to designate from the series of preferred stock one or multiple shares with super voting rights to be held by one or more individuals or entities for the sole purpose of control.   The Board is authorized to fix the number of shares of and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon the common stock or preferred stock.   These additional shares of preferred stock will have the same rights, privileges, preferences and restrictions as the Company’s shares of preferred stock which are currently authorized.  On April 22, 2010, the Majority Stockholders approved the amendment by written consent.

The general purpose and effect of the amendment to the Company's Articles of Incorporation is to authorize five million (5,000,000) additional shares of preferred stock.  If the Board deems it to be in the best interests of the Company and the stockholders of the Company to issue additional shares of common stock in the future from authorized shares, the Board generally will not seek further authorization by vote of the Stockholders, unless such authorization is otherwise required by law or regulations.

AMENDMENT TO THE COMPANY’S BYLAWS TO ISSUE PREFERRED STOCK OF THE COMPANY STOCK IN SEQUENTIAL SERIES AND TO DESIGNATE A SERIES FROM THE AUTHORIZED PREFERRED STOCK AS SUPER VOTING SHARES

The Company’s Bylaws, as amended (the “Bylaws”) authorize the Board to issue shares of stock of the corporation from time to time, upon such terms and for such consideration as may be lawful. On or about April 22, 2010, the Company received written consents in lieu of a meeting of Stockholders from the Majority Stockholders authorizing the Board to amend our Bylaws of the Corporation to issue all or any of the shares from the authorized number of preferred stock of the Company shares in sequential series. Each series shall have a designation with the preferences, designations, participations, and type of voting powers. The Board, in its sole discretion and without further approval of the shareholders of the Company, may designate a series of shares from the authorized number of preferred stock of the corporation, to be designated as super voting shares with an aggregate voting power at all times equal to 151% of any then issued and outstanding shares of common stock, for the purposes of control.

EFFECTIVE DATE OF AMENDMENTS

Pursuant to Rule 14c-2 under the Exchange Act, the effective date of the actions stated herein, shall not occur until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Stockholders.  The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on July 29 , 2010.

By Order of the Board
/s/Karen Clark
Karen Clark President, CEO & Board Member